Exhibit 24(b)

Charles D. McCrary President and Chief Executive Officer	600 North 18th Street Post Office Box 2641 Birmingham, Alabama 35291-0001
Tel 205.257.1000 Fax 205.257.5100
ALABAMA POWER A SOUTHERN COMPANY

January 23, 2009

W. Paul Bowers	Wayne Boston
30 Ivan Allen Jr. Blvd, N.W.	30 Ivan Allen Jr. Blvd, N.W.
Atlanta, Georgia 30308	Atlanta, Georgia 30308

Dear Sirs:

Alabama Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and (2) the Company’s Quarterly Reports on Form 10-Q during 2009.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of said Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
ALABAMA POWER COMPANY
By /s/Charles D. McCrary Charles D. McCrary President and Chief Executive Officer

/s/Whit Armstrong Whit Armstrong	/s/Robert D. Powers Robert D. Powers
/s/Ralph D. Cook Ralph D. Cook	/s/David M. Ratcliffe David M. Ratcliffe
/s/David J. Cooper, Sr. David J. Cooper, Sr.	/s/C. Dowd Ritter C. Dowd Ritter
/s/John D. Johns John D. Johns	/s/James H. Sanford James H. Sanford
/s/Patricia M. King Patricia M. King	/s/John Cox Webb, IV John Cox Webb, IV
/s/James K. Lowder James K. Lowder	______________________________ James W. Wright
/s/Charles D. McCrary Charles D. McCrary	/s/Art P. Beattie Art P. Beattie
/s/Malcolm Portera Malcolm Portera	/s/Moses H. Feagin Moses H. Feagin

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and its 2009 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to W. Paul Bowers and Wayne Boston.

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 23, 2009, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2009	ALABAMA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary